UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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D&E Communications, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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D&E COMMUNICATIONS, INC.

Ephrata, Pennsylvania

Notice of 2005 Annual Meeting

to Shareholders and Participants

in the Dividend Reinvestment Plan,

and the D&E Communications, Inc. Employee 401(k) Savings Plan

The Annual Meeting of the Shareholders of D&E Communications, Inc. (“the Company”) will be held in accordance with the By-Laws of the Company on Thursday, April 28, 2005, at 10:30 a.m. local time, at the Brossman Business Complex, 124 East Main Street, Ephrata, Pennsylvania 17522. The purposes of the meeting, which are more fully described in the accompanying Proxy Statement, are:

1.	To elect four (4) Class A Directors for a term to expire in the year 2008 (or until their successors are duly elected and qualified);

2.	To approve an amendment and restatement of the Corporation’s Articles of Incorporation;

3.	To ratify the Board of Directors’ selection of PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending December 31, 2005; and

4.	To act upon such other business as may be properly brought before the meeting.

Only holders of common stock of record on the books of the Company at the close of business on March 1, 2005, will be entitled to vote at the Annual Meeting or any adjournment thereof.

For those shareholders who are also participants in the D&E Communications, Inc. Dividend Reinvestment Plan (the “DRP”), for which the Company serves as trustee and is the record owner of those shares, or the Employee 401(k) Savings Plan for which Fidelity Investments is the Trustee and is the record owner, you are entitled to direct the trustee on how to vote the shares allocated to your account by returning the enclosed Proxy/Voting Instruction Card(s). A copy of the Proxy Statement and the 2004 Annual Report of the Company are being mailed to you simultaneously prior to the Annual Meeting. The Board of Directors’ nominees for directors are set forth in the accompanying Proxy Statement, as well as further information on the foregoing matters.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE BY INTERNET, TELEPHONE OR COMPLETE, DATE AND SIGN THE ENCLOSED PROXY/VOTING INSTRUCTION CARD(S) AND RETURN THEM PROMPTLY IN THE ENCLOSED ENVELOPE TO IVS ASSOCIATES, INC. TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. THEY REQUIRE NO POSTAGE IF MAILED IN THE UNITED STATES.

By Order of the Board of

Directors

W. Garth Sprecher

Secretary

March 24, 2005

Enclosures

D&E COMMUNICATIONS, INC.

PROXY STATEMENT

Date, Time and Place of Meeting

The Annual Meeting of the shareholders of D&E Communications, Inc. (the “Company”) will be held at 10:30 a.m. on Thursday, April 28, 2005, at the Company’s principal executive offices at the Brossman Business Complex, 124 East Main Street, Ephrata, Pennsylvania 17522 (the “Annual Meeting”).

Purpose of the Meeting

The shareholders will be asked to consider and vote upon the following matters at the meeting:

•	the election of four Class A directors for a term of three years;

•	a proposal to amend and restate the Company’s Articles of Incorporation in the form attached to this proxy statement as Exhibit I;

•	the ratification of the selection of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending December 31, 2005; and

•	such other business as may be properly brought before the meeting and any adjournment or postponement thereof.

Solicitation Revocability and Voting of Proxies

Proxies in the accompanying form are being solicited by the Board of Directors (the “Board”) of the Company for use at the Annual Meeting. If you grant a proxy, you may revoke your proxy at any time until it is voted by:

•	delivering a notice of revocation or delivering a later-dated proxy to W. Garth Sprecher, Secretary, D&E Communications, Inc., 124 East Main Street, Ephrata, Pennsylvania 17522;

•	submitting a proxy card with a later date; or

•	appearing at the Annual Meeting and voting in person.

Attendance at the Annual Meeting will not, in and of itself, revoke a proxy. Unless revoked, any proxy given pursuant to this solicitation will be voted at the meeting in accordance with the instructions thereon of the shareholder giving the proxy. In the absence of instructions, all proxies will be voted FOR the election of the four nominees for director identified in this Proxy Statement, FOR the approval of the proposal to amend the Company’s Articles of Incorporation and FOR the ratification of PricewaterhouseCoopers LLP as the Company’s independent auditors. Although the Board of Directors knows of no other business to be presented, in the event that any other matters are properly brought before the meeting, any proxy given pursuant to this solicitation will be voted in accordance with the recommendations of the Board of Directors of the Company.

This proxy statement and the form of proxy are being mailed to shareholders commencing on or about March 24, 2005.

Shareholders Entitled to Vote

Only holders of shares of Common Stock, par value $0.16 per share, of the Company (“Common Stock”) as shown on the books of the Company at the close of business on March 1, 2005, the record date, will be entitled to vote at the meeting.

Voting

On the record date, there were 14,272,871 shares of Common Stock outstanding. The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding and entitled to vote is required to constitute a quorum for transaction of business at the Annual Meeting. Each holder of the Company’s Common Stock is entitled to one vote per share owned of record on all business presented at the meeting, except that shareholders have cumulative voting rights in electing directors. Cumulative voting means that each Shareholder is entitled to cast a number of votes equal to the number of directors to be elected multiplied by the number of shares of Common Stock held by the shareholder. A shareholder may cast all such votes for a single nominee or may distribute them between two or more nominees as he or she sees fit.

Judges of election are appointed by the Board to conduct the tabulation of votes with respect to the election of directors and the other matters to come before the Annual Meeting and to report the results thereof. The four nominees for Class A director receiving the highest number of votes shall be elected as Class A directors of the Company. Under the Company’s Articles of Incorporation and By-Laws, and applicable law, the affirmative vote of a majority of the votes cast at the meeting is required for (i) the approval and adoption of the proposal to amend the Company’s Articles of Incorporation and (ii) the ratification of the selection of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending December 31, 2005.

Abstentions and broker non-votes are not votes cast, although they will be counted in determining whether there is a quorum. Because directors are elected by a plurality, abstentions and broker non-votes have no effect on the election of directors. Similarly, abstentions and broker non-votes will have no effect on the approval and adoption of the proposal to amend the Company’s Articles of Incorporation and the ratification of the selection of PricewaterhouseCoopers LLP as the Company’ independent auditors.

Cost of Solicitation

The Company will bear the entire cost of the solicitation of proxies, including the costs of preparing, assembling, printing and mailing this Proxy Statement, the accompanying proxy and any additional material which may be furnished to shareholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians to forward to beneficial owners of stock held in the names of such nominees. The Company will reimburse brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to the owners of the Company’s Common Stock. In addition to use of the mail, proxies may be solicited by directors, officers and other employees of the Company, without additional compensation, in person or by telephone. D&E does not plan to employ a professional solicitation firm with respect to the proxy vote.

Recommendation of the Board of Directors

The Board of Directors recommends that the shareholders vote FOR the election of the four nominees for director identified in this Proxy Statement, FOR the proposal to amend and restate the Company’s Articles of Incorporation, and FOR the ratification of PricewaterhouseCoopers LLP as the Company’s independent auditors.

PROPOSAL 1: ELECTION OF FOUR (4) CLASS A DIRECTORS

The Company’s Articles of Incorporation provide for a maximum of twelve (12) directors to be elected to the Company’s Board.

The Board currently consists of twelve (12) members divided into three classes, which are classified with respect to the year in which their term shall expire. Each class of directors holds office for a term of three years (or until their successors are duly elected and qualified), and the three classes of the Board are staggered. Accordingly, one of the three classes is elected each year to succeed the directors whose terms are expiring. Currently, the directors in Class A are serving terms expiring this year. The directors in Classes B and C are serving terms expiring at the annual meeting of the shareholders in 2006 and 2007, respectively. The Board has nominated for re-election to Class A four directors whose terms expire this year, namely John Amos, G. William Ruhl, W. Garth Sprecher, and Richard G. Weidner. If elected, their terms will expire at the 2008 annual meeting (or at such time as their successors are duly elected and qualified). There are no arrangements or understandings between any director or nominee and any other person pursuant to which the director or nominee was or is to be elected as a director.

The persons named in the accompanying proxy card as proxy holders will vote the shares as designated by the shareholder, including any exercise of cumulative voting rights through the distribution of votes among the nominees for Class A directors as indicated on the proxy card. Absent such designation, the proxy holders will have the right to vote as they see fit, including the right to vote cumulatively. In such circumstances, the Company has been advised by the proxy holders that they intend to vote pursuant to the proxy for the election of the Company’s nominees for director and to exercise cumulative voting, if necessary, to secure their election. Each individual nominated for election as a director has agreed to serve if elected. However, in the event of the refusal or inability of any of the foregoing nominees for director to serve, the persons named in the accompanying proxy have informed the Company that they intend to vote at the Annual Meeting pursuant to the proxy for the election of such person(s), if any, as may be nominated by the Board, including through the exercise of cumulative voting rights as described above.

Directors

The following list identifies each nominee to serve in Class A, and the current Class B and Class C directors that were determined by the Board of Directors to be independent, under the general standard of independence, for purposes of the Nasdaq listing standards approved by the Securities and Exchange Commission (“SEC”) on November 4, 2003. Independent directors include:

John Amos

Richard G. Weidner

Thomas H. Bamford

Ronald E. Frisbie

D. Mark Thomas

Paul W. Brubaker

Robert A. Kinsley

Steven B. Silverman

Nominees for Class A Directors for Terms to Expire in 2008

John Amos, age 73, has been in the commercial fruit and produce-growing business for more than 49 years in Grand Traverse County, Michigan serving as President of Hi-Lo Farms, Inc. since 1979 and as Senior Partner of Amos Farms since 1980. He became a member of the Board of Directors in 1990. Mr. Amos is a member of the compensation committee.

G. William Ruhl, age 65, has been Chief Executive Officer of D&E Communications since October, 2001, and was elected President and Chairman of the Board of Directors on November 1, 2004. Mr. Ruhl has served as Chief Executive Officer of D&E Telephone Company, D&E Communications’ RLEC subsidiary, since 1996. From 1991 to October 2001, Mr. Ruhl served as Senior Vice President of D&E Communications. Prior to joining D&E Communications in 1991, Mr. Ruhl was employed by Bell of Pennsylvania and Bell Atlantic for 30 years. Mr. Ruhl is a registered Professional Engineer and a member of the Institute of Electrical and Electronics Engineers, Inc. He served as Chairman of the Board of Directors of Monor Telephone Company from 1994 until its sale in 1999. He represents the United States Telecom Association (USTA) on the President’s National Security Telecommunications Advisory Committee and is Chairman of the USTA’s National Security Policy Committee. Mr. Ruhl serves on the Board of Directors of the Pennsylvania Telephone Association, the Technology Council of Central Pennsylvania, the Alliance for Telecommunications Industry Solutions, the Economic Development Company of Lancaster County, and the Harrisburg Regional Chamber. He is also President of the Board of Directors of the Central Pennsylvania Symphony. He has been a director of the Company since 1993. Mr. Ruhl is chairman of the executive committee and is a member of the strategic planning review committee.

W. Garth Sprecher, age 53, has served as Senior Vice President and Secretary of D&E Communications since May of 2002, and served as Vice President and Secretary of D&E Communications from 1996 to 2002. Mr. Sprecher has held various positions with D&E Communications since 1984. He is a member of the Board of Directors of Sterling Financial Corporation, a Section 12 registered company, and serves on the executive committee and nominating committee and is Chairman of the compensation committee of Sterling. Mr. Sprecher is a member of the Board of Directors of the Berks County Chamber of Commerce. He is a member of the Board of Directors of Lancaster General Hospital. Mr. Sprecher is Vice-Chairman of the Lancaster County Convention Center Authority. He is past President of the Pennsylvania Dutch Council of the Boy Scouts of America and past President of the Mid-Atlantic Chapter of the American Society of Corporate Secretaries. He has been a director of the Company since 1993. Mr. Sprecher is a member of the executive committee.

Richard G. Weidner, age 78, retired as President of Beard Miller Company, Certified Public Accountants, in 1986. He served as a member of the Board of Directors of Conestoga Enterprises, Inc. from 1989 until May 2002. Mr. Weidner is a member of the Pennsylvania Institute of Certified Public Accountants and is a past president of its Reading, Pennsylvania Chapter. He has been a director of the Company since 2003. Mr. Weidner is Chairman of the audit committee.

Class B Directors Whose Terms Expire in 2006

Thomas H. Bamford, age 65, is a principal in the Franklin Consulting Group, a company providing organizational development, strategic planning and fund raising counsel to colleges, universities and other human services groups. He was Director of Community Relations at the Lancaster Health Alliance from 1995 until 1999 when he elected to pursue his work with the Franklin Consulting Group on a full time basis. Prior to 1995, Mr. Bamford was employed by CoreStates Bank. Currently, Mr. Bamford is a director of the United Way of Lancaster County and the Lancaster YMCA Foundation. He is Vice Chairman of the Louise von Hess Foundation for Medical Education and past President of the Rotary Club of Lancaster. He has been a director of the Company since 1997. Mr. Bamford is a member of the audit committee.

Ronald E. Frisbie, age 82, retired from D&E Communications in 1992 where he served as a Vice President from 1971 until 1992, and Secretary, Treasurer and Assistant to the President from 1985 until 1992. Mr. Frisbie has been a director of the Company since 1983. Mr. Frisbie is a member of the audit committee, nominating and governance committee, and strategic planning review committee.

Robert M. Lauman, age 79, served as Vice Chairman and Senior Executive Vice President, Assistant Secretary and Assistant Treasurer of the Company from May 2003 until his retirement on November 1, 2004 and Vice Chairman and Sr. Executive Vice President from October 2001 to May 2003. Prior to 2001, Mr. Lauman served as Executive Vice President and Chief Operating Officer of the Company. Mr. Lauman joined the

Company in 1983. He was employed by Bell of Pennsylvania from 1946 to 1983, when he retired as Vice President – Engineering. Mr. Lauman is a registered Professional Engineer, a member of the Pennsylvania Society of Professional Engineers and a member of the Institute of Electrical and Electronics Engineers, Inc. He has been a director of the Company since 1983. Mr. Lauman is Chairman of the strategic planning review committee.

D. Mark Thomas, age 57, has been a managing partner in the law firm of Thomas, Thomas, Armstrong & Niesen, Harrisburg, Pennsylvania, since the formation of the firm in 1991. From 1977 to 1990, he was a partner in the law firm of Thomas & Thomas. Mr. Thomas’ law practice is concentrated primarily in public utility and telecommunications law. He has been a director of the Company since 1997. Mr. Thomas is a member of the compensation committee, nominating and governance committee and the executive committee.

Class C Directors Whose Terms Expire in 2007

Paul W. Brubaker, age 61, is the Executive Vice President, Corporate Secretary and a director of the Ephrata National Bank, a Section 12 registered company, where he has been employed since 1961. He is a graduate of the American Institute of Banking and serves as a director and Treasurer of Pleasant View Retirement Community, Manheim. He serves as past Chairman of the Board of Directors of the Atlantic Northeast District, Church of the Brethren. Mr. Brubaker serves on the Board of Directors of the Pennsylvania Bankers Association, and serves as Chairman of Group 5 of Pennsylvania Bankers Association. Additionally, Mr. Brubaker serves on the Board of Directors of the Ephrata Economic Development Corporation. He has been a director of the Company since 1990. Mr. Brubaker is a member of the audit committee and serves as Chairman of the nominating and governance committee.

Robert A. Kinsley, age 64, is Chairman and Chief Executive Officer of Kinsley Construction, a company he founded in York, Pennsylvania in 1963 that specializes in heavy, general and design build construction. Mr. Kinsley is also managing partner of Kinsley Equities, which is a regional real estate developer of industrial and commercial properties. He is also a director of Mercantile—Safe Deposit & Trust Company, Baltimore, Maryland, a Section 12 registered company, and Ruscilli Construction Company of Columbus, Ohio. Mr. Kinsley is Chairman of the board of I. B. Abel, an electrical construction firm in south central Pennsylvania. He serves numerous community and professional organizations and is currently a member of South George Street Community Partnership Board of Directors. He is a trustee of York College of Pennsylvania and is Chairman of Gettysburg National Battlefield Museum Foundation. He has been a director of the Company since 1998. Mr. Kinsley is a member of the compensation committee, executive committee, nominating and governance committee, and the strategic planning review committee.

Steven B. Silverman, age 72, has been counsel to Cohen, Seglias, Pallas, Greenhall & Furman, P.C., since January 1, 2002 when the law firms of Rothenberg Silverman & Furman P.C. and Cohen, Seglias, Pallas, Greenhall merged. He was a senior partner in the law firm of Rothenberg, Silverman and Furman P.C., Elkins Park, Pennsylvania from 1995 until the time of the merger, and prior to 1995, he was a senior partner in the law firm of Rothenberg and Silverman. Mr. Silverman serves as an adjunct professor of labor law at the Pennsylvania State University Dickinson School of Law in Carlisle, Pennsylvania. He has been a director of the Company since 1991. Mr. Silverman is Chairman of the compensation committee.

Anne B. Sweigart, age 90, served as President and Chairman of the Board of Directors of the Company from July 1985 until her retirement on November 1, 2004 and also served as Chief Executive Officer of the Company from 1985 until October of 2001. Mrs. Sweigart was named Chairman Emeritus of the board on November 1, 2004. She became a director of D&E Communications in 1952. Her employment at D&E Communications began in 1936, twenty-five years after her father founded Denver and Ephrata Telephone and Telegraph Company. From that time until her retirement she had always been involved in the management affairs of D&E Communications and its predecessors. She serves on numerous community boards and is currently a trustee of Elizabethtown College, an honorary trustee of Lebanon Valley College and a trustee of Linden Hall School for Girls. Mrs. Sweigart serves on the Board of Directors of LutherCare.

THE BOARD RECOMMENDS VOTING FOR THE ELECTION OF ITS FOUR (4) NOMINEES AS CLASS A DIRECTORS.

General Information Regarding the Board of Directors

Any shareholder who desires to contact D&E Communications, Inc. directors may do so electronically by sending an email to the following address: gsprecher@decommunications.com. Alternatively, a shareholder can contact the directors by writing to: Corporate Secretary, D&E Communications, Inc., P. O. Box 458, Ephrata, PA 17522. All communications are forwarded to the appropriate board member as addressed. Additionally, the Company urges all board members to attend the annual shareholders meeting and be available for direct discussion. Twelve (12) board members attended last year’s annual meeting.

Director Attendance at Board Meetings

The Board held a total of twelve (12) regularly scheduled meetings, one special meeting, and one reorganization meeting during the year ended December 31, 2004. Each incumbent director attended in excess of 75% of the aggregate meetings of the Board and the Board’s committees on which he or she served. The Board has the following five standing committees: the audit committee, the compensation committee, the executive committee, the nominating and governance committee, and the strategic planning review committee.

Compensation of Directors

Each non-employee director of D&E Communications was paid a retainer of $18,960, plus $750 for each audit committee meeting, and $500 for each other committee meeting, of the Board that he or she attended in 2004. The chairman of the audit committee received additional compensation of $5,000, and the chairman of each other committee received $1,000, for their services as committee chairmen. The retainer in the initial amount of $13,960 was paid, at the option of each director, one half in 500 shares of D&E Communications common stock, or the equivalent cash value (which was $6,980). During the year, the retainer was increased by $5,000 payable in a single cash payment. The remaining amount of the retainer was paid in equal quarterly cash payments. Employee directors do not receive compensation for Board or committee service.

Board Committees

Audit Committee

The audit committee, consisting of Richard G. Weidner (Chairman), Thomas H. Bamford, Paul W. Brubaker, and Ronald E. Frisbie, is responsible for recommending to the D&E Communications Board of Directors the firm of independent public auditors responsible to audit the Company’s financial statements. All members of the audit committee were determined to meet the experience and heightened independence requirements of Nasdaq, the Securities and Exchange Act of 1934, and the rules and regulations of the SEC applicable to audit committee member independence. Director Weidner was determined to qualify, and agreed to serve, as the audit committee’s “financial expert” as defined by SEC and Nasdaq regulations. The audit committee’s responsibility is to oversee the integrity of the Corporation’s financial statements and internal controls; compliance with legal and regulatory requirements; independent auditor’s qualifications and independence; approval of non audit work; and performance of the Corporation’s internal audit function and the independent auditor. This committee also reviews with the independent public auditors the results of their audit work before filing quarterly and annual financial statements. The audit committee held twelve (12) meetings during 2004. The Board of Directors has adopted a written charter for the audit committee, a copy of which is available on the Company’s website at www.decommunications.com.

Compensation Committee

The compensation committee, consisting of Steven B. Silverman (Chairman), John Amos, Robert A. Kinsley and D. Mark Thomas, reviews and makes recommendations to the board of directors regarding compensation practices of the Company. All members of the compensation committee meet the general independence requirements of Nasdaq, the Securities and Exchange Act of 1934 and the rules and regulations of the SEC. The compensation committee held two meetings during 2004. The Board has adopted a written charter for the compensation committee, a copy of which is available on the Company’s website at www.decommunications.com.

Executive Committee

The executive committee, consisting of G. William Ruhl (Chairman), Robert A. Kinsley, W. Garth Sprecher, and D. Mark Thomas, within the limitations set by the Board, has and exercises the authority of the Board in the management of the business of the Company between meetings of the Board in accordance with the Company’s By-Laws. The executive committee held two meetings during 2004.

Nominating and Governance Committee

The nominating and governance committee consists of Paul W. Brubaker (Chairman), Ronald E. Frisbie, Robert A. Kinsley and D. Mark Thomas. The Board has determined that all members of the nominating and governance committee are independent directors, using the general independence standard of applicable Nasdaq rules. The nominating and governance committee will consider as nominees for election to the Board, persons recommended by the holders of common stock of the Company. Any shareholder desiring to recommend a nominee for election at the 2006 annual meeting of shareholders should submit such nomination in writing to the Secretary of the Company by November 25, 2005, including the nominee’s name, business experience, number of shares of the Company’s stock owned and any other information the shareholder thinks is pertinent. All persons recommended for nomination as a Board member are reviewed in light of their individual business or professional qualifications with a goal of maintaining a diverse mix of perspectives and backgrounds among the Board members. The nominating and governance committee has formalized a process for identifying and evaluating nominees for director, including nominees recommended by security holders. The nominating and governance committee had four meetings during 2004. The charter of the nominating and governance committee is available on the Company’s website at www.decommunications.com.

Strategic Planning Review Committee

The strategic planning review committee, consisting of Robert M. Lauman (Chairman), Ronald E. Frisbie, Robert A. Kinsley, and G. William Ruhl, considers the Company’s long range goals. The committee addresses technical developments, the changing regulatory environment and marketing strategy for the Board’s consideration. The strategic planning review committee met one time in 2004.

SECURITY OWNERSHIP OF MANAGEMENT

As of March 1, 2005, there were 14,272,871 shares of the Company’s common stock outstanding. The table below sets forth the ownership of the common stock held, as of March 1, 2005, by (i) the directors, (ii) the nominees for director, (iii) the executive officers and (iv) all directors, nominees and executive officers as a group.

Name of Beneficial Owner	Nature and Amount of Beneficial Ownership		Percent of Class
John Amos	63,150	(2,6)	*
Thomas H. Bamford	2,780		*
Paul W. Brubaker	4,000	(1,7)	*
Ronald E. Frisbie	32,344	(1,8)	*
Robert A. Kinsley	2,610	(5)	*
Albert H. Kramer	18,942	(4)	*
Robert M. Lauman	88,751	(1,2,3,4,5)	*
Thomas E. Morell	20,528	(3,4)	*
G. William Ruhl	28,653	(1,3,4,5)	*
Steven B. Silverman	4,186	(5)	*
W. Garth Sprecher	118,672	(1,2,3,4,5)	*
Anne B. Sweigart	430,111	(1,2,4,5)	3.01%
D. Mark Thomas	3,637	(9)	*
Richard G. Weidner	1,980		*
All Directors, Nominees and Executive Officers as a group	2,344,789	(1,3,4,5,6,7,8,9)	16.43%

*	Less than 1 percent.
1.	Includes shares owned in their individual capacities but which are subject to the D&E Communications, Inc. Voting Trust, which was created pursuant to a Voting Trust Agreement, dated as of November 19, 1992 and further amended November 19, 2002 (the “Voting Trust”), as follows: 4,000 for Mr. Brubaker, 32,044 for Mr. Frisbie, 69,823 for Mr. Lauman, 11,729 for Mr. Ruhl, 115,570 for Mr. Sprecher, 422,864 for Mrs. Sweigart and 656,030 for all directors and officers as a group. Mrs. Sweigart and Messrs. Amos, Lauman and Sprecher are voting trustees of the Voting Trust.
2.	This shareholder is voting trustee of the Voting Trust, pursuant to which the voting trustees named therein have the right, exercised by adoption of a resolution by a majority of the voting trustees at a meeting at which a quorum of the voting trustees is present, to direct the voting of such shares on all matters submitted to D&E Communications shareholders for a vote. Each participant in the Voting Trust retains sole investment power over his or her shares. The voting trust expires November 19, 2007. Each of the voting trustees disclaims beneficial ownership of the shares held by the Voting Trust, other than with respect to shares held by each individual trustee as a participant in the Voting Trust.
3.	Includes shares, reported as units, held in the Company’s 401(k) Plan as follows: 1,899 for Mr. Lauman, 2,273 for Mr. Morell, 2,490 for Mr. Ruhl, 1,999 for Mr. Sprecher, and 8,661 for all directors and officers as a group. All fractional shares are rounded to the nearest whole share.
4.	Includes shares held in the Company’s Employee Stock Purchase Plan as follows: 1,283 for Mr. Kramer, 139 for Mr. Morell, 11,931 for Mr. Ruhl, 1,077 for Mr. Sprecher, and 14,430 for all directors and officers as a group.
5.	Includes shares held in the Company’s Dividend Reinvestment Plan as follows: 330 for Mr. Kinsley, 16,729 for Mr. Lauman, 1,784 for Mr. Ruhl, 177 for Mr. Silverman, 26 for Mr. Sprecher, 6,947 for Mrs. Sweigart and 25,993 for all directors and officers as a group.
6.	Includes shares held in the John Amos Living Trust, of which Mr. Amos is trustee. Does not include 65,709 owned by the Mary P. Amos Living Trust, of which Mr. Amos’ wife is trustee, and to which Mr. Amos disclaims beneficial ownership.

7.	Does not include 2,125 shares owned by Mr. Brubaker’s wife, with respect to which Mr. Brubaker disclaims beneficial ownership.
8.	Does not include 20,400 shares owned by Mr. Frisbie’s wife, with respect to which Mr. Frisbie disclaims beneficial ownership.
9.	Includes 300 shares held as custodian for Emily Thomas and 600 shares held as custodian for David Thomas.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and persons who own more than 10 percent of a registered class of the Company’s equity securities, to file reports of ownership and change in ownership with the Securities and Exchange Commission and Nasdaq. Directors, executive officers, and other 10 percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms or written representations from certain reporting persons that no Form 5’s were required for those persons, the Company believes that during 2004 all filing requirements under Section 16(a) applicable to its directors and executive officers were met.

Identification of Executive Officers

The following table sets forth the names, ages, and positions of the executive officers of the company. All executive officers of the Company serve for terms of one year and until re-appointed or until a successor is duly appointed at the annual organizational meeting of directors, which follows the annual shareholders’ meeting. Except for Mr. Kramer, whose employment agreement is described below, no executive officer has any arrangements or understandings with any other person pursuant to which such executive officer was or is to be appointed as an executive officer. Anne B. Sweigart, former Chairman and President and Robert M. Lauman, former Senior Executive Vice President retired on November 1, 2004.

Name	Age	Position	Position Held Since
G. William Ruhl	65	Chairman, President and Chief Executive Officer	2004

Thomas E. Morell	44	Senior Vice President, Chief Financial Officer and Treasurer	2002

W. Garth Sprecher	53	Senior Vice President and Secretary	2002

Albert H. Kramer	50	Senior Vice President of Operations	2002

Mr. Ruhl’s and Mr. Sprecher’s biographies are set forth above in the section entitled “Directors”.

Thomas E. Morell, age 44, has been Chief Financial Officer and Treasurer since 1995, and Senior Vice President since May 2002. He was a Vice President from 1996 to May 2002. Mr. Morell has been employed by the Company since 1984, serving as Assistant Controller from 1984 to 1990 and Controller from 1990 to 1995. From 1982 to 1984, he was employed by Coopers and Lybrand as an auditor. Mr. Morell is Managing Director of PenneCom B.V. and a Supervisory Board member of Pilicka Telephone Company. Mr. Morell is a Certified Public Accountant and is a member of the Pennsylvania Institute of Certified Public Accountants.

Albert H. Kramer, age 50, was appointed Senior Vice President of Operations of D&E Communications, Inc. in May 2002, when Conestoga Enterprises, Inc. merged with D&E Communications. Prior to the merger, Mr. Kramer was President of Conestoga Enterprises, Inc. from May 1998 to May 2002. He was employed by Conestoga Enterprises, Inc. from September 1995, and served as Vice President, Finance and Administration until August 1997, when he was appointed Executive Vice President serving in that capacity until May 1998. From 1984 until September 1995, Mr. Kramer had been employed by Denver and Ephrata Telephone Company and served as Controller, and then Chief Financial Officer and Treasurer during the last five years of his employment. Mr. Kramer was employed by Coopers and Lybrand as Senior Accountant from 1980 to 1984. He has been a board member of the United States Telecom Association (USTA) since 1998 and currently serves on the USTA Executive Committee and is also Treasurer. He served as a board member of the Pennsylvania Telephone Association (PTA) from 1998 to 2002, and served on the Executive Committee during that time. Mr. Kramer has been a member of the Berks County Workforce Investment Board since 1999 and has been a member of the board of National Penn Bank and National Penn Mortgage Company, both of which are subsidiaries of National Penn Bancshares, Inc., since 2000. In 2002, Mr. Kramer was appointed to the board of the Berks Economic Partnership and also to the Penn State Harrisburg Board of Advisers. Mr. Kramer is a Certified Public Accountant.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information concerning the compensation of the CEO of the Company and each of the Company’s five other most highly compensated executive officers in 2004.

		Annual Compensation			Long-Term Compensation
Name and Principal Position	Year	Salary($)	Bonus ($)(A)		Restricted Stock Award ($)		All Other Compensation ($)(B)
Anne B. Sweigart (C) Chairman and President	2004 2003 2002	$270,577 255,000 252,692	$	— 6,099 —	$	— — —	$204,380 193,942 176,093

Robert M. Lauman (D) Vice Chairman and Senior Executive Vice President	2004 2003 2002	$258,462 240,000 233,654	$	— 6,099 —	$	— — —	$73,044 66,840 67,943

G. William Ruhl (C) Chairman, President and Chief Executive Officer	2004 2003 2002	$252,884 225,000 208,269	$	— 6,099 —	$	— — —	$11,940 9,750 8,678

Thomas E. Morell Senior Vice President, Chief Financial Officer and Treasurer	2004 2003 2002	$212,559 189,500 179,231	$	— 6,099 —	$	— — —	$8,371 7,854 8,114

W. Garth Sprecher Senior Vice President and Secretary	2004 2003 2002	$198,692 180,000 170,769	$	— 6,099 —	$	— — —	$8,882 7,864 8,263

Albert H. Kramer Senior Vice President of Operations	2004 2003 2002	$184,423 175,000 176,443	$	— 6,099 261,625	$	— — —	$128,036 7,433 188,334

A.	Bonuses are established pursuant to D&E Communications’ Exempt Employee Short-term Incentive Plan and are subject to performance targets set by the compensation committee of the Board of Directors. Mr. Kramer received an award in 2002, which was paid under his Conestoga Enterprises, Inc. incentive compensation plan.
B.	The amounts shown in this column are for the following items in the years 2004, 2003 and 2002, respectively:

(i) Anne B. Sweigart: $6,180, $5,942 and $1,426 for term life insurance; $8,200, $8,000, and $8,000 for the 401(k) company match; $190,000, $180,000, and $166,667 for pension benefits (over age 70½);

(ii) Robert M. Lauman: $0, $0, and $12,017 for the split dollar life insurance; $6,180, $5,942 and $1,426 for term life insurance; $8,200, $8,000, and $8,000 for the 401(k) company match; $58,664, $52,898 and $46,500 for pension benefits (over age 70½);

(iii) G. William Ruhl: $3,740, $1,904 and $678 for term life insurance; $8,200, $7,846 and $8,000 for the 401(k) company match;

(iv) Thomas E. Morell: $300, $289 and $114 for term life insurance; $8,071, $7,565 and $8,000 for the 401(k) company match;

(v) W. Garth Sprecher: $690, $664 and $263 for term life insurance; $8,192, $7,200 and $8,000 for the 401(k) company match;

(vi) Albert H. Kramer: $120,000, $0, and $0 retention bonus; $0, $0, and $180,000 for change of control payment; $450, $433 and $334 for term life insurance; $7,586, $7,000 and $8,000 for the 401(k) company match.

C.	Mrs. Sweigart served as Chairman, President and Chief Executive Officer from 1985 to October 2001, and as Chairman and President until her retirement in November, 2004, after which time she is continuing as Chairman Emeritus. In October 2001, Mr. Ruhl was appointed Chief Executive Officer and assumed the position of Chairman and President in November, 2004.
D.	Mr. Lauman served as Vice Chairman and Senior Executive Vice President until his retirement in November, 2004, after which time he is continuing as a Director.

Aggregate Option Exercises in Fiscal 2004 and Fiscal Year-End Option Values

The following table provides information concerning stock options exercised during fiscal 2004 and the number of unexercised options held by the executive officers named in the Summary Compensation Table as of December 31, 2004. Also reported are the values for unexercised, “in the money” options, which represent the positive spread between the respective exercise prices of such options and the fair market value of the Common Stock as of December 31, 2004.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at December 31, 2004 (#)		Value of Unexercised In-the-Money Options at December 31, 2004 ($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Albert H. Kramer Senior Vice President of Operations	—	—	43,114	9,000	$92,838	—

(1)	Based upon a closing sale price of the Common Stock of $12.05 per share on December 31, 2004 as reported on The Nasdaq Stock Market.

Equity Compensation Plan Information

Plan Category	No. of securities issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	No. of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	221,358	$10.01	1,031,202
Equity compensation plans not approved by security holders	0	$0	0

Total	221,358	$10.01	1,031,202

Pension Plan Table

The Company’s pension plan is a noncontributory defined benefit plan computed on an actuarial basis covering all eligible employees. The plan provides benefits based on years of service and the employee’s final average pay at retirement. Accrued benefits are vested after five years of service. Normal retirement age is 65, but certain grandfathered employees who attain the age of 55 and complete at least 25 years of service may retire without any actuarial reduction of their benefit. For all other eligible employees who retire before age 65, their benefit is subject to a proportional reduction. Benefit amounts for certain grandfathered employees are not subject to Social Security integration.

The following table illustrates the maximum annual benefit payable upon retirement pursuant to the Company’s pension plan for employees with specified average final compensation and years of service, assuming normal retirement age and payment as a single life annuity. The Internal Revenue Service annual plan compensation limit is $205,000.

Average Final Compensation	Years of Service
	15	20	25	30	35
$100,000	$24,000	$32,000	$40,000	$48,000	$ 56,000
120,000	28,800	38,400	48,000	57,600	67,200
140,000	33,600	44,800	56,000	67,200	78,400
160,000	38,400	51,200	64,000	76,800	89,600
180,000	43,200	57,600	72,000	86,400	100,800
200,000	48,000	64,000	80,000	96,000	112,000
300,000	49,200	65,600	82,000	98,400	114,800
400,000	49,200	65,600	82,000	98,400	114,800
500,000	49,200	65,000	82,000	98,400	114,800

Compensation included in the pension plan base consists of the base salary and bonus shown in the Salary and Bonus columns of the Summary Compensation Table, except for Mr. Kramer’s bonus in 2002. The years of service for purposes of the pension plan, as of December 31, 2004, were: Mrs. Sweigart 68 years, Mr. Lauman 21 years, Mr. Ruhl 13 years, Mr. Morell 20 years, Mr. Sprecher 20 years and Mr. Kramer 14 years. Mr. Kramer’s estimated benefit at normal retirement age should also include 7% of Average Final Compensation (limited to $205,000) to account for service under a different Company sponsored pension plan.

Employment Agreements

Mr. Kramer and D&E Communications entered into an employment agreement on May 24, 2002, effective June 14, 2002, pursuant to which Mr. Kramer serves as Senior Vice President of the Company. The original term of the agreement was two years, which term automatically extends one additional year as of each anniversary date of the contract unless either party provides 60 days’ prior written notice to the other not to extend the term. Thus, on June 14, 2003, Mr. Kramer’s contract automatically extended for an additional year, to June 14, 2005. On February 26, 2004, the Company gave notice to Mr. Kramer that the term of his contract would not be further extended. Therefore, Mr. Kramer’s contract will expire on June 14, 2005. Thereafter, Mr. Kramer will be employed by the Company as an employee at will following expiration of the contract term. Mr. Kramer’s base salary is determined under the agreement during the term of the agreement and he is eligible to receive a short term incentive amount based on an annual incentive target, subject to achieving various objectives based on the performance of D&E Communications and the approval of the D&E Communications Board of Directors or the appropriate committee thereof.

As of the end of his initial two-year employment term, Mr. Kramer was paid a one-time retention bonus of $120,000. If Mr. Kramer’s employment were terminated without cause or as a result of his death or disability or if he were to resign with good reason (as defined in the employment agreement) during the employment term, Mr. Kramer or his beneficiary would be entitled to his base salary for the remaining term and various incentive payments. Additionally, if Mr. Kramer’s employment were terminated without cause or if he were to resign with good reason during the employment term, Mr. Kramer would be entitled to continued health care for himself and his dependents for the remainder of the initial two-year employment term. If D&E Communications were to undergo a change of control during his employment term and Mr. Kramer were terminated without cause or resigned with good reason during the 12 months following the change of control or if he terminated employment for any reason within the 30 day period beginning on the one year anniversary of the change of control, he would be entitled to receive the greater of (i) his base salary and various incentive payments for the remaining term or (ii) 2 years’ compensation as well as continued health care for himself and his dependents for a period of two years. The agreement also contains restrictive covenants that, during his employment and for two years after the termination of his employment, would prevent Mr. Kramer from competing with the Company.

At the conclusion of its current CEO search, the Company anticipates entering into an employment agreement with the successful candidate. Additionally, the Company may consider entering into employment agreements with some or all of its other executive officers.

Compensation Committee Interlocks and Insider Participation

During the year ended December 31, 2004, Messrs. Silverman (Chairman), Amos, Kinsley and Thomas served on the compensation committee of the D&E Communications Board of Directors. Each member is considered to be “independent” under the general independence standard of applicable Nasdaq rules. Mr. Silverman is counsel to the law firm of Cohen, Seglias, Pallas, Greenhall & Furman, P.C., which serves as counsel to D&E Communications, and Mr. Thomas is a partner in the law firm of Thomas, Thomas, Armstrong & Niesen, which serves as counsel to D&E Communications.

Report of the Compensation Committee on Executive Compensation

The Company’s executive compensation program is administered by the compensation committee comprised of directors Steven B. Silverman (Chairman), John Amos, Robert A. Kinsley, and D. Mark Thomas. The Committee operates under a written charter and all of its members are independent under applicable regulations and Nasdaq listing standards. The Committee regularly reviews the executive compensation packages for directors, officers, and other key executives of the Company with the objective of structuring packages that effectively attract and retain the executive resources necessary to successfully lead and manage the Company, align executive compensation with the Company’s annual and longer-term business strategy, and provide incentives to officers and other key executives to focus their attention on the fulfillment of those objectives. The Committee also attempts to use compensation to tie executives’ financial interests to those of the Company’s shareholders. The Company’s executive compensation policies are intended to provide incentives for achieving annual and long-term goals and to reward superior corporate and individual performance. During fiscal 2004, compensation of executive officers, including the chief executive officer, consisted of salary and annual incentive compensation. There was no long-term incentive compensation available for the year. The earnings target of the annual incentive plan was not met and no payments were made to the executive officers.

The Compensation Committee met twice in 2004 to address executive compensation. At this meeting, the Committee reviewed all elements of compensation paid to each executive officer in order to assure that the Committee members developed a comprehensive picture of each officer’s overall compensation. As part of its deliberations, the Committee considered benchmark data from a peer group of companies and detailed performance reviews of each officer. The Company has internal controls in place, which are designed to ensure that approved compensation arrangements are adhered to in practice. As previously disclosed, the Company is in the process of a search for a chief executive officer to succeed Mr. Ruhl upon his retirement. It is expected that the Compensation Committee will review all elements of compensation offered to a successful candidate, including the terms of any employment agreement with such candidate. In connection with employment of a new chief executive officer, the Company may consider entering into employment agreements with some or all of its other executive officers. In such case, the Compensation Committee will review any proposed employment agreements.

Base Salaries. In establishing the base salaries of executive officers for fiscal 2004, including the chief executive officer, Mr. Ruhl, the compensation committee considers a number of factors including (i) salary ranges for comparable positions at other companies; (ii) the historical financial performance of the Company (including such indicators as gross revenues, operating income, net income, earnings per share and operating income plus depreciation and amortization; (iii) the level of responsibility of the employee; (iv) the level of inflation for the period and (v) the performance of the Company’s stock. Compensation decisions are not based upon any precise formula and no factor is accorded any greater weight than other factors. Based on these factors, the compensation committee made changes to base salaries of the executive officers in 2004, which it believed to be reasonable and appropriate for the 2004 fiscal year.

On an annual basis, the compensation committee reviews publicly available compensation surveys in determining the compensation levels of its executive officers. There is, however, no relation between the companies used for compensation purposes and the companies in the Nasdaq Telecommunications Index (Nasdaq Telecom) used in Stock Performance Graph below. Using these surveys, and based on the compensation committee’s evaluation of the factors listed above, the base salary of Mr. Ruhl, the chief executive officer, was increased to $250,000 in 2004.

Annual Incentive Compensation. D&E Communications provides an annual incentive opportunity to its executive officers pursuant to the D&E Communications’ Exempt Employee Short-term Incentive Plan, which has been approved by the Board of Directors and is administered by the compensation committee. Under the Plan, the compensation committee establishes performance targets based on operating income, for the year, on a sliding scale that provides for bonuses (based on a participant group) in direct correlation to meeting or exceeding the target. Targets for 2004 were set during the first quarter of 2004 based on operating income. The compensation committee also has the authority to grant bonuses where the amounts are based on the compensation committee’s subjective judgment with respect to past performance.

Long-Term Incentive Compensation. D&E Communications provides long-term incentive opportunities to its executive officers pursuant to the 1999 Long-Term Incentive Plan, which was approved by the shareholders at D&E Communications’ 1999 annual meeting. Under the Plan, the compensation committee generally grants performance restricted shares and cash incentive compensation on an annual basis that vest three years from the date of grant based on the achievement of a target level of earnings per share. In determining the number of performance restricted shares and the amount of incentive cash compensation to be awarded to executive officers, including the Chief Executive Officer, in fiscal year 2004, the compensation committee made no grants under the Plan.

The compensation committee has not formally considered or adopted a policy with regard to qualifying bonus awards for tax deductibility under Internal Revenue Code Section 162(m), which generally limits the corporate tax deduction for compensation paid to certain named executive officers to $1 million per year. The compensation committee has not yet seen any need to address this issue, since current cash compensation of D&E Communications’ executives is well below the level at which this new tax limitation would apply, and D&E Communications’ long-term incentive compensation is not subject to the limitation.

Respectfully submitted,

The Compensation Committee

Steven B. Silverman (Chairman)

John Amos

Robert A. Kinsley

D. Mark Thomas

REPORT OF THE AUDIT COMMITTEE

The Board of Directors has adopted a written charter setting forth the responsibilities and duties of the Audit Committee. The Audit Committee’s primary responsibilities and duties are to represent and assist the Board with the oversight of:

1.	the integrity of the Corporation’s financial statements and internal controls;

2.	the Corporation’s compliance with legal and regulatory requirements;

3.	the independent auditor’s qualifications and independence; and

4.	the performance of the Corporation’s internal audit function and the independent auditor.

The Audit Committee met twelve times during 2004 to carry out its responsibilities. The committee meets together with management and its independent auditors at least quarterly and separately with each of them as needed to review and discuss the adequacy of D&E Communications’ internal controls and the objectivity of its financial reporting. The committee also recommends to the D&E Communications Board of Directors the appointment of the independent auditors and review periodically their performance and independence from management. The directors who serve on the committee have all been determined to be “independent” for purposes of the current Nasdaq listing standards relating to audit committees.

Management is responsible for the preparation, presentation and integrity of D&E’s financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. The independent auditors are responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, as well as expressing an opinion on (i) management’s assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting.

During the course of 2004, management completed the documentation, testing and evaluation of D&E Communications’ system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Audit Committee received periodic updates provided by management and the independent auditors at several Audit Committee meetings during the year. At the conclusion of the process, management provided the Audit Committee with and the Audit Committee reviewed a report on the effectiveness of D&E Communications’ internal control over financial reporting. The Audit Committee also reviewed the report of management contained in D&E Communications’ Annual Report on Form 10-K for the year ended December 31, 2004 filed with the United States Securities and Exchange Commission (“SEC”) as well as PricewaterhouseCoopers LLP’s Report of Independent Registered Public Accounting Firm included in D&E Communications’ Annual Report on Form 10-K related to its audit of (i) the consolidated financial statements and financial statement schedule, (ii) management’s assessment of the effectiveness of internal control over financial reporting, and (iii) the effectiveness of internal control over financial reporting.

As part of its oversight of D&E Communications’ financial statements, the committee reviewed and discussed D&E Communications’ audited financial statements contained in the 2004 Annual Report on Form 10-K with D&E Communications management and PricewaterhouseCoopers LLP, D&E Communications’ independent auditors. Management has represented to the committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America and that they reviewed significant accounting issues. The Audit Committee received from and discussed with PricewaterhouseCoopers LLP the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with PricewaterhouseCoopers LLP the firm’s independence. These items relate to that firm’s independence from D&E Communications. The committee also discussed with PricewaterhouseCoopers any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

Based on these reviews and discussions, the Audit Committee recommended to the D&E Communications Board of Directors that D&E Communications’ audited financial statements be included in D&E Communications’ Annual Report on Form 10-K for the fiscal year ended December 31, 2004, for filing with the SEC.

Respectfully submitted,

The Audit Committee

Richard G. Weidner (Chairman)

Thomas H. Bamford

Paul W. Brubaker

Ronald E. Frisbie

Corporate Governance

The Company has adopted corporate governance policies and practices to address a number of key areas of importance to the Company’s shareholders, employees, customers, suppliers and community, including:

•	A majority of the members of the Company’s Board of Directors are independent of the Company and its management within the meaning of applicable rules and regulations of the SEC and Nasdaq;

•	All members of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee of the Board are independent within the applicable rules and regulations of the SEC and Nasdaq, including the heightened standards for members of the Audit Committee;

•	The independent members of the Company’s Board of Directors meet regularly in executive sessions without the presence of management. The presiding, or lead, director of these meetings currently is Mr. Kinsley;

•	The Company has established a Nominating and Governance Committee of the Board to oversee the Company’s corporate governance and make recommendations on all matters relating to the Board’s organization, practices and procedures;

•	The Company has adopted a code of business conduct and ethics that applies to all of its directors, officers and other employees;

•	The charters of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee of the Board establish their respective roles and responsibilities, and each of these charters are posted on the Company’s website at www.decommunications.com;

•	The Company’s Audit Committee has implemented procedures for the anonymous submission of employee complaints on accounting, internal controls and auditing matters, which procedures have been made available to all of the Company’s employees;

•	The Company has established a Disclosure Committee, comprised of executive officers and other key employees who are actively involved in the disclosure process, to specify, coordinate and oversee the procedures that the Company uses each quarter and at fiscal year end to prepare its periodic reports filed with the SEC; and

•	The Company has in each case obtained shareholder approval before adopting or making material amendments to its stock incentive plans.

Certain Relationships and Related Transactions

Steven B. Silverman, a director of D&E Communications, is counsel in the law firm of Cohen, Seglias, Pallas, Greenhall & Furman, P.C., which serves as counsel to D&E Communications.

D. Mark Thomas, a director of D&E Communications, is a partner in the law firm of Thomas, Thomas, Armstrong & Niesen, which serves as counsel to D&E Communications.

Mrs. Anne B. Sweigart, Chairman Emeritus of the Board of Directors, is the aunt of W. Garth Sprecher, Senior Vice President and Secretary of D&E Communications.

STOCK PERFORMANCE GRAPH

The following graph is a comparison of five-year cumulative total return on shares of the Company’s Common Stock. The comparison assumes $100 invested in each of the Nasdaq U.S. Index (Nasdaq US), the Nasdaq Telecommunications Index (Nasdaq Telecom) and the Company’s Common Stock, on December 31, 1999 and that all dividends were reinvested. The stock price performance shown below is not necessarily indicative of future price performance.

	1999	2000	2001	2002	2003	2004
Nasdaq U.S.	$100.00	$60.31	$47.84	$33.07	$49.45	$53.81
Nasdaq Telecom	$100.00	$42.59	$28.34	$13.04	$21.69	$23.14
D&E Communications, Inc.	$100.00	$122.82	$100.53	$39.58	$72.99	$65.75

Security Ownership of Certain Beneficial Owners

The following table sets forth, as of March 1, 2005, the holdings of each person who is known by the Company to own beneficially more than 5% of the Common Stock of the Company.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
The Voting Trust D&E Communications, Inc. (the “Voting Trust”) P.O. Box 458 Ephrata, PA 17522	2,180,475	(1)	15.28%

The Ephrata National Bank Trustee of the William and Jemima Brossman Charitable Foundation (the “Charitable Foundation”) P.O. Box 457 Ephrata, PA 17522	842,479	(2)	5.90%

1.

The D&E Communications, Inc. Voting Trust was created pursuant to a Voting Trust Agreement, dated as of November 19, 2002, (the “Voting Trust”), pursuant to which the voting trustees named therein have the right exercised by adoption of a resolution by a majority of the voting trustees at a meeting at which a quorum of the voting trustees is present, to direct the voting of such shares on all matters submitted to D&E Communications shareholders for a vote. Each participant in the Voting Trust retains sole investment power over his or her shares. The voting trust expires November 19, 2007. The trustees of the Voting Trust, and shares held in the Trust in their individual capacity are, Anne B. Sweigart, 422,864 shares, John Amos, 0 shares, James E. Brubaker, 300 shares, Robert M. Lauman, 69,823 shares, and W. Garth Sprecher, 115,570 shares, each of whom, other than Mr. Brubaker, is a director of D&E Communications. Each of the voting trustees disclaims beneficial ownership of the shares held by the Voting Trust, other than with respect to shares held by each individual trustee as a participant in the Voting Trust.

2.	The Charitable Foundation is a member of the Voting Trust. Of the number of shares held by the Charitable Foundation, 807,379 shares are also included in the number of shares held by the Voting Trust. The bank holds 35,100 shares outside the Voting Trust with full investment and voting power. The Ephrata National Bank, as trustee of the Charitable Foundation, exercises sole investment power and no voting power with respect to the 807,379 shares held by the Charitable Foundation in the Voting Trust.

PROPOSAL 2

PROPOSED AMENDMENT AND RESTATEMENT OF

THE COMPANY’S ARTICLES OF INCORPORATION

The Board recently determined that it would be beneficial to the Corporation to undertake a general, comprehensive review of the Corporation’s Articles and By-Laws in order to make sure that these charter documents implement corporate governance practices that are endorsed by the Board, are not inconsistent with one another and comport, on an overall basis, with the current corporate governance climate resulting from the enactment of the Sarbanes Oxley Act. As a result of this comprehensive review, the Board believes that it is appropriate to amend and restate the Corporation’s Articles of Incorporation to (i) delete from the Articles topics that are more appropriately addressed in, and administered through, the Corporation’s By-Laws; (ii) eliminate cumulative voting in the election of directors; and (iii) eliminate the current anti-takeover provisions in the Articles in favor of electing to have applicable anti-takeover provisions of Pennsylvania Corporate law apply instead.

Articles Topics Being Transferred to the Bylaws

Articles 6 and 7 of the Corporation’s Articles of Incorporation, relating to shareholder meetings and the board of directors (including powers, number and classes, election and terms, removal and nominations, authority to amend the By-Laws, indemnification and personal liability of directors and officers) are proposed to be deleted; most of these topics have either been recently added to the Corporation’s By-Laws or were already part of the Corporation’s By-Laws. The Board of Directors has determined that these topics are best reserved to, and administered through, the By-Laws and, therefore, the Corporation proposes to delete Articles 6 and 7 of the Articles of Incorporation. Deletion of these provisions from the Articles will have the effect of permitting the Board of Directors to more easily amend and change these provisions from time to time, although the shareholders are also entitled to amend the By-Laws and can, therefore, undo any action taken by the Board of Directors.

Cumulative Voting Amendment

The Corporation’s shareholders are currently entitled to exercise cumulative voting in the election of directors. Cumulative voting allows all shareholders in an election of directors to cast a total number of votes equal to the number of shares owned times the number of directors standing for office. Each shareholder may then cast that total number of votes for one or more of the candidates, in such proportions as the shareholder may determine. The proposed amendment to the Corporation’s Articles of Incorporation would add a new Article 6, which provides that the shareholders of the corporation shall not have the right to cumulative voting in the election of directors. The Board of Directors believes that all directors should be elected by a plurality of votes of the shareholders. One of the principal results of cumulative voting is to make it more likely that an individual or group of individuals, owning less than a plurality of the Corporation’s voting stock, could obtain representation on the Board. Such an individual or group may have interests and goals inconsistent with, or even actively conflicting with, the best interests of a majority of the shareholders. Elimination of cumulative voting could make it more difficult for a minority shareholder adverse to a majority of the shareholders to obtain representation on the Corporation’s board of directors. However, the Board believes that each director should represent the interests of all shareholders rather than the narrow interests of any special constituency.

Anti-Takeover Provision Amendment

The Board is proposing to delete existing Articles 8 and 9 of the Corporation’s Articles of Incorporation, relating to the votes required for certain business combinations, and certain definitions, interpretations and amendment provisions relating thereto. In place of, and in some cases, in addition to, those provisions, the Corporation proposes to elect to become subject to the statutorily provided anti-takeover provisions of Subchapters E, F, G and H of Chapter 25 of the Pennsylvania Business Corporation Law of 1988, as amended (“BCL”). Under Pennsylvania Law, Subchapters E, F, G and H automatically apply to a registered corporation, such as the Corporation, unless the Corporation affirmatively opts out of these provisions. The Corporation currently is not subject to Subchapters E and G, because its Articles of Incorporation presently provide that the Corporation opts out of those subchapters. The Corporation has not opted out of Subchapters F and H and, therefore, they currently apply to the Corporation. The proposed amendment to the Corporation’s Articles of Incorporation will cause Subchapters E and G to apply by deleting Article 10 of the Articles of Incorporation, which specifically provides that Subchapters E and G do not apply, and replacing it with an affirmative statement that the Corporation elects to have Subchapters E and G apply.

Subchapter F, to which the Corporation is currently subject, applies to certain business combinations. Articles 8 and 9 of the corporation’s Articles of Incorporation also deal with business combinations, but is not consistent with the treatment provided by Subchapter F of the BCL. Therefore, the Corporation proposes to delete Article 8 and Article 9 to avoid any conflict between Subchapter F and the Corporation’s Articles of Incorporation. In addition, the corporation believes that it is desirable for the Corporation to be subject to the BCL provisions rather than Articles 8 and 9 with respect to business combinations, because the BCL provisions are more certain in their application and the effects of application due to the existence of historic case law in this area. The BCL provisions are, in several instances, less restrictive than Articles 8 and 9 and, therefore, in the Board’s opinion, represent a more measured approach to anti-takeover protection. Articles 8 and 9 exempt certain named shareholders from their application, and the BCL does not exempt such named shareholders from its application. The discussion below summarizes the more significant differences between Subchapter F and Articles 8 and 9 of the Corporation’s Articles of Incorporation.

Under either Subchapter F of the BCL or the Corporation’s current Articles of Incorporation, the Corporation would not be permitted to engage in a Business Combination (as defined below) with an Interested Shareholder (as defined below) except in certain circumstances. However, there are significant differences in the definitions of “Business Combination” and “Interested Shareholder” for purposes of Subchapter F and the Corporation’s Articles, as well as in the required approvals.

Key Distinctions in the Definition of Interested Shareholder:

Articles 8 and 9	Subchapter F

•      A person is considered to be “interested” if he/she is a 10% or greater beneficial owner or are an affiliate or associate of the Corporation and, within the past 2 years, was a 10% or greater beneficial owner

•      Also includes a person who succeeds to the beneficial ownership of shares that were, within the prior 2 years, beneficially owned by any Interested Shareholder if the transfer of ownership does not involve a public offering

•      Includes any affiliate or associate of the Interested Shareholder and any person or group acting in concert therewith

•      A person is considered to be “interested” if he/she is a 20% or greater beneficial owner or is an affiliate or associate of the Corporation and, within the past 5 years, was a 20% or greater beneficial owner

•      Specifically exempts the following shareholders from the ownership threshold for being deemed an “interested shareholder”: the Corporation or a Subsidiary, an employee benefit plan of the Corporation or a Subsidiary, the Voting Trust, the William and Jemima Brossman Charitable Foundation, Anne B. Sweigart, Emily B. Sprecher, W. Garth Sprecher, any heir of W. Garth Sprecher, or a trustee or fiduciary of the Voting Trust, the Charitable Foundation or any such plan

• No exemptions for specific shareholders.

According to the Corporation’s ownership records and publicly filed documents, the Corporation does not believe any shareholder would, as of the date of this document, be considered to be an “Interested Shareholder” under either Subchapter F or the Corporation’s existing Articles.

Key Distinctions in the Definition of Business Combination:

Type of Business Combination	Existing Charter Provision	Subchapter F
• Merger/Consolidation

•      Includes a merger or consolidation with a non-Interested Shareholder if the surviving entity does not include the substance of Article 8 of the Corporation’s current charter in its articles of incorporation.

• Does not include mergers with non-Interested Shareholders

• Sale, Lease, exchange, mortgage, pledge, transfer or other disposition

•      Includes such a transaction only if the transaction involves assets, securities or commitments of the Corporation or any subsidiary having an aggregate fair market value or involving commitments equal to 5% or more of total assets.

•      Includes such a transaction only if the transaction involves 10% or more of the assets, aggregate market value of stock or earning power or net income of the Corporation. The BCL separately provides that any loan, advance, guaranty, pledge or other financial assistance or tax credit to an Interested Shareholder is a Business Combination unless proportionate to other shareholders.

• Issuance of Securities	• Applies to the transfer or issuance of Corporation securities for cash, securities or other consideration having an aggregate fair market value equal to 5% or more of total assets.

•      Includes the transfer or issuance of more than 5% of the market value of all shares to an Interested Shareholder. Excludes the exercise of option rights, conversion of securities or a dividend made pro rata to all shareholders.

• Reclassification	• Does not require that the transaction be proposed by, or be pursuant to, any agreement, arrangement or understanding with an Interested Shareholder.	• Requires that such action must be proposed by, or be pursuant to, any agreement, arrangement or understanding with an Interested Shareholder.

Key Distinctions in Approval Requirements for

Business Combinations with Interested Shareholders:

Existing Charter Provision	Subchapter F

•      Approval of a Business Combination with an Interested Shareholder requires approval of:

—     at least 80% of the outstanding voting power; and

—     a majority of the voting power held by disinterested shareholders; or

—     a majority of disinterested directors; and

—     a majority of the outstanding voting power, provided that six price and procedural requirements are met.

•      Approval of a Business Combination with an Interested Shareholder is not permitted other than:

—     transactions approved by the Board of Directors prior to the Interested Shareholder’s share acquisition date;

—     transactions approved by at least a majority of the outstanding shares held by non-Interested Shareholders at a meeting called for that purpose no earlier than three months after the Interested Shareholder became the beneficial owner of at least 80% of the outstanding voting power, provided certain minimum conditions regarding the level of consideration are satisfied;

—     transactions approved by the affirmative vote of all of the holders of all of the outstanding common shares;

—     transactions approved by at least a majority of shares held by non-Interested Shareholders at a meeting called no earlier than five years after the Interested Shareholder’s share acquisition date; or

—     transactions approved by at least a majority of the outstanding shares at a Shareholders’ meeting called no earlier than five years after the Interested Shareholder’s share acquisition date, provided that certain other financial conditions are satisfied.

The Corporation further believes that the application of Subchapters E and G to the Corporation will be beneficial to shareholders by preventing unsolicited takeover attempts and by preventing a small group of shareholders from reaping an economic benefit not realized by all shareholders. However, these provisions may have the effect of discouraging or making more difficult the acquisition of control over the Corporation. These provisions are intended to protect the shareholders of the Corporation by providing a measure of assurance that the Corporation’s shareholders will be treated fairly in the event of an unsolicited takeover bid and by preventing a successful takeover bidder from exercising its voting control to the detriment of the other shareholders. To the extent that these provisions actually discourage such a transaction, holders of the Corporation’s common stock may not have an opportunity to dispose of part or all of their stock at a higher price than that prevailing in the market. Set forth below is a description of Subchapters E and G of the BCL.

Subchapter E provides that when a person (or group of persons acting in concert) has voting power over voting shares of the corporation entitling him to cast at least 20% of the votes that all shareholders would be entitled to cast in an election of directors (a “control person”), the control person must give notice to each shareholder of record that a control transaction has occurred. Each shareholder then has the option to make written demand on the control person for payment of the fair value of his shares, which, at a minimum, will be the highest price paid per share by the control person within the 90 day period ending on the date the control person became a control person (i.e., when they first acquired voting power over at least 20% of the votes all shareholders are entitled to cast in an election of directors).

Subchapter G provides that a control share acquisition is an acquisition, directly or indirectly, by an acquiring person of voting power over shares of the Corporation that would cause such person, for the first time, to be entitled to cast a percentage of voting power equal to (1) at least 20% but less than 33 1/3%, (2) at least 33 1/3% but less than 50%, and (3) 50% or more. Any shares acquired in a control share acquisition do not have voting rights unless approved by a vote of all shareholders of the Corporation and a vote of the disinterested shareholders of the Corporation (which excludes the Corporation, its executive officers and certain employee stock plans). In addition, the corporation is entitled to redeem all control shares at the average of the high and low sales price on the date the corporation provides notice of the call for redemption within certain proscribed time periods. In general, Subchapter G is not applicable to any person who did not acquire shares with the purpose of influencing control or who will not be a person with control over the Corporation.

The full text of the proposed Amended and Restated Articles of Incorporation of D&E Communications, Inc. is attached hereto as Exhibit “I”. The Board of Directors recommends a vote FOR the amendment of the Corporation’s Articles of Incorporation in the form of the Amended and Restated Articles of Incorporation of D&E Communications, Inc. attached hereto.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE COMPANY’S ARTICLES OF INCORPORATION.

PROPOSAL 3:

RATIFICATION OF INDEPENDENT AUDITORS

The Board, upon recommendation of its Audit Committee, also recommends PricewaterhouseCoopers LLP, as auditors of the Company’s financial statements for 2005. PricewaterhouseCoopers LLP was the Company’s independent auditor in 2004. The recommendation is being submitted to the shareholders for ratification, which requires the affirmative vote of a majority of the votes cast by shareholders at the meeting. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting, will be available to respond to appropriate questions and will have the opportunity to make a statement if he or she desires to do so.

Although not required by law, the Company maintains a policy of submitting the ratification of the appointment of its independent auditors to a vote of the shareholders. In the event that sufficient shareholders do not ratify the appointment of PricewaterhouseCoopers, LLP as the Company’s independent auditors for 2005, the Company may reassess such appointment and/or appoint another firm.

Audit Fees

The aggregate fees charged by PricewaterhouseCoopers LLP for the audit of the Company’s 2004 and 2003 annual financial statements and the review of the Company’s quarterly financial statements included in the Company’s quarterly reports on Form 10-Q were $955,000 for 2004 and $360,000 for 2003.

Audit-Related Fees

The aggregate fees charged by PricewaterhouseCoopers LLP for other audit-related fees including benefit plan audits and other special report reviews during 2004 and 2003 were $0 for 2004 and $0 for 2003.

Tax Fees

The aggregate fees charged by PricewaterhouseCoopers LLP for tax filing preparation and tax planning services for 2004 and 2003 fiscal years were:

	2004	2003
Tax fees—preparation and compliance	$225,000	$304,000
Tax planning services	37,000	148,000

	$262,000	$452,000

All Other Fees

The aggregate fees billed for all other services rendered by PricewaterhouseCoopers LLP during fiscal year 2004, other than the services referred to above under the captions “Audit Fees” and “Audit-related Fees,” were minimal.

The audit committee of the Company approved all (100%) non-audit services provided by PricewaterhouseCoopers LLP. The audit committee has also adopted policies and procedures for pre-approving all non-audit work performed by PricewaterhouseCoopers (PwC). Specifically, the committee has pre-approved the use of PwC for detailed, specific types of services within the following categories of non-audit services: merger and acquisition due diligence and audit services; tax services; internal control reviews; and reviews and procedures that the company requests PwC to undertake to provide assurances of accuracy on matters not required by laws or regulations. In each case, the committee has also set a specific annual limit on the amount of such services which the company would obtain from PwC, and has required management to report the specific engagements to the committee on a quarterly basis and to obtain specific pre-approval from the committee for any engagement over $25,000.

THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS FOR 2005.

ADDITIONAL INFORMATION

“Householding” of Proxy Materials. The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement or annual report to multiple shareholders sharing an address, unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or the Company that they or it will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or annual report, please notify the Company by sending a written request to Investor Relations, D&E Communications, Inc., 124 East Main Street, Ephrata, Pennsylvania 17522, or by calling the Company at 717-738-8304.

2006 SHAREHOLDER PROPOSALS

Proposals of shareholders intended for inclusion in the Company’s proxy statement relating to the 2006 Annual Meeting must be received at the Company’s principal executive offices, 124 East Main Street, Ephrata, PA 17522 (please address to the attention of W. Garth Sprecher, Senior Vice President and Secretary), no later than Wednesday, December 27, 2005. Any such proposal must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the Securities and Exchange Commission. Written notice of shareholder proposals relating to the 2006 Annual Meeting, other than those intended for inclusion in the Company’s proxy statement, must be received at the Company’s principal executive offices no later than March 9, 2006.

OTHER MATTERS

The Board is not aware that any matter other than those listed in the Notice of 2005 Annual Meeting of Shareholders is to be presented for action at the Annual Meeting. If any matter not listed in the Notice should properly come before the Annual Meeting, it is intended that votes will be cast pursuant to the proxy in respect thereof in accordance with the best judgment of the person or persons acting as proxies.

UPON WRITTEN REQUEST BY ANY SHAREHOLDER TO W. GARTH SPRECHER, SENIOR VICE PRESIDENT AND SECRETARY, D&E COMMUNICATIONS, INC., 124 EAST MAIN STREET, EPHRATA, PA 17522, A COPY OF THE COMPANY’S 2004 ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2004 WILL BE PROVIDED WITHOUT CHARGE. COPIES ARE ALSO AVAILABLE WITHOUT CHARGE ON THE D&E COMMUNICATIONS, INC. WEBSITE AT WWW.DECOMMUNICATIONS.COM

March 24, 2005

EXHIBIT I

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF D & E COMMUNICATIONS, INC.

1. Name. The name of the corporation is D&E Communications, Inc. (herein called the “Corporation”).

2. Registered Office. The location and post office address of the Corporation’s registered office in the Commonwealth of Pennsylvania is 124 East Main Street, Brossman Business Complex, Ephrata, Lancaster County, Pennsylvania 17522.

3. Purpose and Powers. The Corporation is incorporated under the Business Corporation Law of 1988, as amended, and shall have unlimited power to engage in and to do any lawful act concerning any or all lawful business for which corporations may be incorporated under said Business Corporation Law.

4. Term of Existence. The term for which the Corporation shall exist is perpetual.

5. Capital Stock.

5.1 Authorized Shares. The aggregate number of shares which the Corporation shall have authority to issue is:

5.1.1    20,000,000 shares of Preferred Stock, without par value; and

5.1.2    100,000,000 shares of Common Stock, par value of $0.16 per share.

5.2 Preferred Stock. The Preferred Stock may be divided into one or more classes or series as determined by the Board of Directors as hereinafter provided. Each class or series of Preferred Stock may have full, limited, multiple or fractional, or no voting rights, and such designations, preferences, limitations, qualifications, privileges, options, restrictions and special rights as determined by the Board of Directors as hereinafter provided. The division of the Preferred Stock into classes or series, the determination of the designation and the number of shares of any such class or series and the determination of the voting rights, preferences, limitations, qualifications, privileges, options, restrictions and special rights of the shares of any such class or series may be accomplished by an amendment to this Section 5.2, which amendment may be made solely by action of the Board of Directors, which shall have the full authority permitted by law to make such division and determinations. Unless otherwise provided in a resolution or resolutions establishing any particular class or series of Preferred Stock, the aggregate number of authorized shares of Preferred Stock may be increased by an amendment to the Articles approved solely by the holders of the Common Stock and of any Preferred Stock which is entitled pursuant to its voting rights designated by the Board to vote thereon, if at all, voting together as a class.

5.3 Common Stock. Except for and subject to those rights expressly granted to holders of the Preferred Stock or any series thereof by one or more amendments to these Articles adopted by the Board of Directors and except as may be provided by the laws of the Commonwealth of Pennsylvania, holders of the Common Stock shall have exclusively all other rights of shareholders. The holders of shares of the Common Stock shall have one vote per share. All shares of Common Stock issued or to be issued shall be alike in every particular.

6. Voting Rights. The shareholders of the corporation shall not have the right to cumulative voting in the election of directors.

7. Approval of Business Combinations. Where an affirmative vote of the shareholders to approve the transaction is required by the Pennsylvania Business Corporation Law of 1988, as amended, or by other applicable law or regulation, no merger, consolidation, liquidation or dissolution of the Corporation, nor any

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action that would result in the sale or other disposition of all or substantially all of the assets of the Corporation shall be valid unless first approved by the affirmative vote of:

7.1 the holders of at least 85% of the outstanding shares of common stock of the Corporation entitled to vote thereon; or

7.2 the holders of at least a majority of the outstanding shares of common stock of the Corporation entitled to vote thereon, provided that such transaction has received the prior approval of at least two-thirds of the members of the Board of Directors.

8. Definitions; Interpretations; Amendments.

8.1 Definitions. For the purposes of these Articles, “Voting Stock” shall mean capital stock of the Corporation entitled to vote generally in an annual election of directors of the Corporation.

8.2 Amendment, Repeal, Etc. In addition to any affirmative vote required by law, these Articles or otherwise, any amendment, alteration, change or repeal of any provision of Article 7, Article 8 or Article 9, or the adoption of any provision inconsistent therewith, shall require the affirmative votes of:

8.2.1 The holders of at least 85% of the voting power of all then outstanding shares of Voting Stock, voting together as a single class; or

8.2.2 if the amendment is recommended and submitted to the shareholders for their consideration by at least two-thirds of the members of the board of directors, the vote of a majority of the voting power of all then outstanding shares of Voting Stock, voting together as a single class.

9. Statutory Antitakeover Provisions. Subchapters E, F, G and H of Chapter 25 of the Pennsylvania Business Corporation Law of 1988, as amended, shall be applicable to the Corporation.

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THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” NUMBERS 1, 2 AND 3	Mark Here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE

1. ELECTION OF DIRECTORS			FOR	AGAINST	ABSTAIN
FOR all nominees (except as noted)	WITHHOLD AUTHORITY (all nominees)	2. Proposal to amend and restate the Company’s Articles of Incorporation in the form attached to the proxy statement as Exhibit I.	☐	☐	☐
☐	☐
			FOR	AGAINST	ABSTAIN

01 John Amos, 02 G. William Ruhl, 03 W. Garth Sprecher, 04 Richard G. Weidner		3. Proposal to ratify the selection of PricewaterhouseCoopers LLP as the Company’s Independent Auditors for 2005.	☐	☐	☐

Withheld for the nominees you list below; (Write that nominee’s name in the space provided below.)

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Ù Detach here from proxy voting card. Ù

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
Internet http://www.proxyvoting.com/decomm Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1- 888-297-9639 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement on the internet at: www.decommunications.com

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

D&E COMMUNICATIONS, INC.

The undersigned hereby appoints G. William Ruhl and W. Garth Sprecher, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of D&E Communications, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of the Company to be held April 28, 2005 or at any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

Ù Detach here from proxy voting card. Ù